[EXHIBIT 99.5]

                            FORM OF LETTER TO CLIENTS

                           RIGHTS OFFERING FOR SHARES
                               OF COMMON STOCK OF
                          FRANKLIN LAKE RESOURCES INC.

                                 _________, 2002

To Our Clients:

         We are enclosing for your consideration a Prospectus (the "Prospectus") dated, 2002, describing the issuance to shareholders of record of Franklin Lake Resources Inc.("Franklin Lake") as of the close of business on _______, 2002, of non-transferable rights ("Rights") to purchase at the Subscription Price (as defined below) shares of common stock of Franklin Lake ("Common Stock").

         Your attention is directed to the following:

         Franklin Lake Shareholders will receive one non-transferable Right for each 5 sharez of Common Stock of Franklin Lake held as of the close of business on the Record Date. No fractional rights or cash in lieu thereof will be paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights.

         Basic Subscription Privilege: One Right will entitle the holder to purchase one share of Common Stock of Franklin Lake at the Subscription Price of $.____ per share of Common Stock(the "Subscription Price".)

         Oversubscription Privilege: Any holder of Rights who fully exercises all Rights held by him or her is entitled to subscribe at the Subscription Price for shares that were not otherwise subscribed for during the basic subscription. However, if such oversubscriptions exceed the number of shares available, the shares available will be allocated among those who oversubscribed based on the number of shares subscribed for by such holder pursuant to the basic subscription privilege, as more fully described in the Prospectus.

         The expiration date of the rights offering is 5:00 p.m. Pacific Standard Time, on _______ , 2002, unless extended by Franklin Lake.

         Since we are the holder of record of the shares of Common Stock of Franklin Lake held in your Account, we have received your Rights. We will exercise your Rights only in accordance with your instructions. IF YOU DO NOT GIVE US YOUR INSTRUCTIONS, YOUR RIGHTS WILL BECOME VALUELESS AFTER THE EXPIRATION DATE.

         Please forward your instructions to us immediately by completing the form on the reverse side. Your Rights will expire at 5:00 p.m. Pacific Standard Time, _________, 2002, unless the rights offering is extended by Franklin Lake.



                             LETTER OF INSTRUCTIONS

To My Bank or Broker:

     The undersigned acknowledges receipt of the Prospectus relating to the rights offering (the "Rights") by Franklin Lake Resources Inc. ("Franklin Lake") to purchase shares of common stock (the "Common Stock") of Franklin Lake. This letter instructs you to either exercise or sell the Rights, as indicated below, which you hold for the account of the undersigned upon the terms and conditions set forth in the Prospectus.

(1) BASIC SUBSCRIPTION PRIVILEGE

         EXERCISE ________ Rights to purchase shares of Common Stock of Franklin Lake at the Subscription Price. (One Right is required for the purchase of each share of Common Stock)

         I am enclosing a check for $ ________ (equal to the number of shares to be purchased multiplied by the Subscription Price).

         (2) OVERSUBSCRIPTION PRIVILEGE (available only to those who have fully exercised their Rights in the basic subscription privilege)

         PURCHASE ________ shares of additional Common Stock of Franklin Lake at the Subscription Price, subject to availability as described in the Prospectus.

         I have enclosed a second check for $ ________ equal to the number of shares to be purchased pursuant to the oversubscription privilege multiplied by the Subscription Price. I understand that if I am not allocated the full amount of shares for which I have subscribed pursuant to the oversubscription privilege above, any excess payment will be refunded to me by you (without interest or deduction).

DATED:

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